As filed with the Securities and Exchange Commission on October 26, 2012

Registration No. 33-91112

Registration No. 33-97084

Registration No. 33-98550

Registration No. 333-03569

Registration No. 333-15663

Registration No. 333-29533

Registration No. 333-07892

Registration No. 333-37587

Registration No. 333-55945

Registration No. 333-58863

Registration No. 333-34952

Registration No. 333-37022

Registration No. 333-160238

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT NO. 33-91112

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 33-97084

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 33-98550

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-03569

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-15663

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT NO. 333-29533

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-07892

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-37587

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-55945

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-58863

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-34952

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-37022

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-160238

BRIGHTPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-1778566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7635 Interactive Way, Suite 200 Indianapolis, Indiana 46278 (317) 707-2355

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vincent Donargo

7635 Interactive Way, Suite 200

Indianapolis, Indiana 46278

(317) 707-2355

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment, filed by Brightpoint, Inc., an Indiana corporation (the “Company”), deregisters all unsold securities registered for issuance under the:

•

Registration Statement on Form S-3, File No. 33-91112, which was filed with the SEC on April 11, 1995, as amended by Amendment No. 1 thereto, which was filed with the SEC on May 26, 1995, and as further amended by Amendment No. 2 thereto, which was filed with the SEC on June 20, 1995;

•	Registration Statement on Form S-3, File No. 33-97084, which was filed with the SEC on September 19, 1995, as amended by Amendment No. 1 thereto, which was filed with the SEC on October 24, 1995;

•	Registration Statement on Form S-3, File No. 33-98550, which was filed with the SEC on October 25, 1995;

•	Registration Statement on Form S-3, File No. 333-03569, which was filed with the SEC on May 13, 1996;

•	Registration Statement on Form S-3, File No. 333-15663, which was filed with the SEC on November 6, 1996, as amended by Amendment No. 1 thereto, which was filed with the SEC on December 3, 1996;

•

Registration Statement on Form S-3, File No. 333-29533, which was filed with the SEC on June 19, 1997, as amended by Amendment No. 1 thereto, which was filed with the SEC on July 15, 1997, and as further amended by Amendment No. 2 thereto, which was filed with the SEC on August 6, 1997;

•	Registration Statement on Form S-3, File No. 333-07892, which was filed with the SEC on August 7, 1997;

•	Registration Statement on Form S-3, File No. 333-37587, which was filed with the SEC on October 10, 1997;

•	Registration Statement on Form S-3, File No. 333-55945, which was filed with the SEC on June 3, 1998, as amended by Amendment No. 1 thereto, which was filed with the SEC on July 2, 1998;

•	Registration Statement on Form S-3, File No. 333-58863, which was filed with the SEC on July 10, 1998, as amended by Amendment No. 1 thereto, which was filed with the SEC on July 24, 1998;

•	Registration Statement on Form S-3, File No. 333-34952, which was filed with the SEC on April 17, 2000;

•	Registration Statement on Form S-3, File No. 333-37022, which was filed with the SEC on May 12, 2000; and

•	Registration Statement on Form S-3, File No. 333-160238, which was filed with the SEC on June 26, 2009 (collectively, the “Registration Statements”).

On October 15, 2012, the Company announced that Ingram Micro Inc., a Delaware corporation (“Ingram”), completed the acquisition of the Company. Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of June 29, 2012 (the “Merger Agreement”), by and among the Company, Ingram and Beacon Sub, Inc., an Indiana corporation (“Merger Sub”), Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Ingram.

In connection with the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statements that remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on October 26, 2012.

BRIGHTPOINT, INC.

By:	/s/ Vincent Donargo
Name: Vincent Donargo
Title: Executive Vice President, Chief Financial
Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities indicated on October 26, 2012.

Signature	Title

/s/ J. Mark Howell J. Mark Howell	President, Americas (Principal Executive Officer)

/s/ Vincent Donargo Vincent Donargo	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Robert L. Colin Robert L. Colin	Senior Vice President, Corporate Controller, Chief Accounting Officer (Principal Accounting Officer)

/s/ William D. Humes	Director
William D. Humes

/s/ Erik Smolders	Director
Erik Smolders